                                                                    EXHIBIT 10.p

                         AGREEMENT CONCERNING EARN-OUT


     THIS AGREEMENT (this "Agreement") is made and entered into as of the 11th day of May, 1995 by and among First Financial Management Corporation, a Georgia corporation ("FFMC"), C.I.S. Technologies, Inc., a Delaware Corporation ("CIS"), John A. Booth (the "Shareholders' Agent"), a resident of the State of California, and each of the parties listed on the signature lines below as Shareholders (the "Named Shareholders").

                              BACKGROUND STATEMENT

     FFMC and the Shareholders' Agent are parties to an Agreement and Plan of Merger, dated October 26, 1993, as amended, by and among FFMC, MicroBilt Corporation, a wholly-owned subsidiary of FFMC ("MicroBilt"), Hillary Acquisition Corporation, a wholly owned subsidiary of MicroBilt, Hospital Cost Consultants, Inc., a California corporation ("HCCI"), the Shareholders' Agent and Robert J. Dendall (the "Merger Agreement"). Pursuant to the Merger Agreement, Hillary Acquisition Corporation merged with and into HCCI and the former shareholders of HCCI (the "Shareholders") received an initial cash payment together with the right to receive contingent future cash payments (as defined in the Merger Agreement, "Additional Merger Consideration"; referred to herein as the "Earn-out") and HCCI thereby became a wholly-owned subsidiary of MicroBilt (the "Merger"). The Merger was consummated on December 17, 1993.
FFMC and MicroBilt have currently proposed to enter into an agreement with CIS providing for the acquisition of HCCI by CIS (the "Proposed Acquisition"). In connection therewith, CIS will assume certain obligations of FFMC and MicroBilt under the Merger Agreement with respect to the Earn-out, subject to such modifications to the Earn-out as are acceptable to the Named Shareholders and to the Shareholders' Agent pursuant to the Shareholders' Agent's authority, under
Section 13 of the Merger Agreement and the authorizations executed by the Shareholders in connection with the consummation of the Merger, to act on behalf of the Shareholders and to modify the Earn-out. The parties hereto desire to provide in this Agreement for the settlement of the amount of the Earn-out with respect to HCCI's 1994 fiscal year, which is presently in dispute, for the release of FFMC and MicroBilt from certain obligations of the Earn-out, and for the assumption of certain Earn-out obligations by CIS. In connection therewith, those Named Shareholders identified on the signature lines below as "Noteholders" have agreed to repay in full the amounts advanced to them by FFMC, together with accrued interest, evidenced by promissory notes (the "Notes") executed in connection with the consummation of the Merger. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

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                             STATEMENT OF AGREEMENT

    In consideration of the mutual agreements set forth below (the mutuality, adequacy and sufficiency of which are hereby acknowledged), and effective upon consummation of the Proposed Acquisition, the parties hereby agree as follows:

1.  Settlement of 1994 Additional Merger Consideration.

         a. In complete settlement of its obligations under Section 2.2 of the Merger Agreement in respect of the amount of the Earn-out payable for HCCI's 1994 fiscal year (the "1994 Earn-out") and in recognition that the Shareholders are being given credit in advance for receivables qualifying for carryover as 1995 Eligible Revenue, in the amount of $2,700,753 (the "1995 Carryover Receivables"), FFMC, on behalf of MicroBilt, shall, promptly following the consummation of the Proposed Transaction, pay to the Shareholders the amount of $1,130,000, constituting full and final payment of the 1994 Earn-out and payment of all Earn-out attributable to the 1995 Carryover Receivables in the manner set forth herein, including Section 3, below.

         b. Owing to the credit given by FFMC and MicroBilt described in Section 1(a), above, the parties agree that, for purposes of computing the Earn-out for HCCI's 1995 fiscal year and CIS's assumption of the obligations of FFMC and MicroBilt in respect thereof, as set forth below, 1995 Eligible Revenues shall exclude the 1995 Carryover Receivables which have been credited to 1994 Eligible Revenues for purposes of determining the payment in Section 1(a), above.

     2.  Releases

         a. The Shareholders' Agent, on behalf of the Shareholders, John A. Booth, individually, and each of the Named Shareholders, upon receipt thereof, hereby accept the amount set forth in Section 1(a) as full and final settlement of the 1994 Earn-out as well as all Earn-out payable in respect of the 1995 Carryover Receivables and hereby unconditionally release FFMC and its subsidiaries and affiliates, including MicroBilt, and the officers and directors of each and CIS and the officers and directors of CIS (collectively, "Releasees"), from (i) any and all liabilities and obligations that Releasees, or any of them, may have to the Shareholders (or any permitted successor thereof) in respect of the 1994 Earn-out as well as all Earn-out payable in respect of the 1995 Carryover Receivables and (ii) any and all rights, claims, actions or causes of action accrued or to accrue by reason of any action taken or not taken by Releasees, or any of them, from the beginning of the world to the date of closing of the Proposed Transaction in respect of the Earn-out, including, without limitation any claim premised upon management of HCCI by FFMC and/or any of its affiliated companies.

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         b. Upon the consummation of the Proposed Transaction and effectiveness of the assumption of obligations set forth in Section 4 below, John A. Booth, individually, and each of the Named Shareholders hereby unconditionally releases FFMC and its subsidiaries and affiliates, including MicroBilt, and the officers and directors of each, from any and all liabilities and obligations that any of them may have to John A. Booth or any of the Named Shareholders (or any permitted successor of John A. Booth or any of the Named Shareholders) in respect of the obligations of FFMC and MicroBilt under the Earn-out for HCCI's fiscal years 1995 through 1998 (the "1995-1998 Earn-out Obligations").

     3. Repayment of Loans By Noteholders. Each of the Noteholders hereby agrees that the proceeds payable to him or her in respect of the 1994 Earn-out shall be used first to satisfy the outstanding amounts due from the Noteholder to FFMC as of the date of consummation of the Proposed Acquisition, pursuant to such Noteholder's Note, including accrued interest, and that any balance of the 1994 Earn-out due to each of such Noteholders after satisfaction of such Note shall be paid in the same manner as is paid to the other Shareholders. Upon full payment, FFMC hereby agrees to mark each such Note "cancelled" and to return each such Note so marked to the respective Noteholder. If any balance remains due to FFMC under any Note after application of the allocable 1994 Earn-out payable to the respective Noteholder, FFMC shall reduce the amount otherwise payable to John A. Booth hereunder by the amount of such remaining balance and shall endorse such note to John A. Booth, whereupon such balance shall remain due and payable to John A. Booth under the terms of such Note.

     4. Assumption by CIS of Fiscal Years 1995 through 1998 Earn-out. Effective upon the consummation of the Proposed Transaction, CIS does hereby assume from FFMC and MicroBilt and agree in their place and stead to become liable for and pay to the Shareholders for the entirety of the 1995-1998 Earn-out Obligations, which shall be computed, as provided in Section 1(b), without reference to the 1995 Carryover Receivables, and shall be subject to the releases set forth in
Section 2(a)(i) and (ii) (the "Assumed Earn-out Obligations").

     5. Indemnification by CIS. CIS hereby further agrees to indemnify FFMC from and against any and all claims, losses, damages, liabilities, demands, assessments, judgments, costs and expenses, including, without limitation settlement costs and any legal or other expenses for investigating, bringing or defending any actions or threatened actions incurred or suffered by FFMC or MicroBilt in respect of the Assumed Earn-out Obligations.

     6. Effect on Merger Agreement. Except for the settlement, release and assumption provided herein, upon consummation of the Proposed Transaction, the rights and obligations of the parties under the Merger Agreement shall remain in full force and effect (with CIS assuming all obligations of FFMC and MicroBilt in respect of the Assumed Earn-out Obligations, as aforesaid, subject to any modification thereof agreed to by CIS and the Shareholders' Agent). CIS confirms its intention to negotiate, in good faith and without delay, appropriate modifications to certain of the Assumed Earn-out Obligations or the substitution therefor of other rights or securities.

     7. Further Assurances. Upon the execution of this Agreement and thereafter, each party to this Agreement agrees to do such things as may be reasonably requested by any other party to this Agreement in order more effectively to consummate or document the transactions contemplated by this Agreement.

     8. Representations and Warranties of Named Shareholders. Each of the Named Shareholders (including John A. Booth individually) hereby represent, warrant and acknowledge on behalf of himself or herself (but not on behalf of the other Named Shareholders) the following (the truth and accuracy of each item of which is a material inducement to FFMC and CIS to enter into this Agreement):

         a. In determining to enter into this Agreement, the Named Shareholders were advised by FFMC and CIS to seek the advice of legal counsel. Further, the Named Shareholders have relied on the advice and counsel of John A. Booth who has served as their representative and who has, as their representative and with the advice of said legal counsel, negotiated directly with representatives of FFMC and CIS the terms and provisions of this Agreement.

         b. Each of the Named Shareholders has been afforded an opportunity to review CIS's (i) most recent Annual Report to Shareholders, (ii) 1994 Form 10-K Annual Report, (iii) 1994 Annual Meeting Proxy Statement and (iv) Form 10-Q Quarterly Report for the quarter ended March 31, 1995. In addition, John A. Booth, as representative of the other Named Shareholders has obtained, and each of the other Named Shareholders has had an opportunity to obtain, any information from representatives of FFMC and CIS necessary to evaluate the merits and risks of this agreement and has/have been given the opportunity to meet with officials of FFMC and CIS and to have said officials answer any questions regarding the terms and conditions of this Agreement and all such questions have been answered to their full satisfaction.

         c. In agreeing to the release of FFMC and its subsidiaries and affiliates from the 1995-1998 Earn-out Obligation pursuant to Section 2(b), above, the Named Shareholders recognize that CIS's concurrent assumption of the 1995-1998 Earn-out Obligation pursuant to Section 4, above, and the resulting fact that the Named Shareholders may hereafter look only to CIS for satisfaction of the 19985-1998 Earn-out Obligation, involves materially different considerations and risks from those which applied before the entering into of this Agreement. In particular, in determining to enter into this Agreement, the Named Shareholders have considered the relative size, profitability and credit-worthiness of CIS as compared with FFMC.

         d. Each Named Shareholder represents and warrants that he or she is entering into this Agreement for his or her own account.

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

         e. Each of the Named Shareholders acknowledges that he or she has received no representations from FFMC, CIS or their affiliates, employees or agents in connection with this Agreement other than as set forth herein or as previously set forth in that certain Consent Solicitation Statement dated December 13, 1993, pursuant to which the Named Shareholders were solicited to approve, inter alia, a merger involving HCC by virtue of which the Named Shareholders originally acquired the Earn-out.

         f. Each named Shareholder has been advised to seek the advice of his or her tax counsel respecting the tax counsel respecting the tax impact on him or her of entering into and consummating this Agreement and is not relying upon FFMC or CIS for any information respecting such tax impact.

     9. Notices. Each notice under this Agreement shall be in writing and shall be given either in person or by a nationally recognized next business day delivery service or first class mail, postage and any other costs prepaid, to the address of the party being given notice set forth below his or its signature or to such other address as a party may furnish to the other as provided in this sentence.

     10. Binding Nature. This Agreement is binding upon the parties and their respective legal representatives, heirs, devisees, legatees or other successors and assigns and shall inure to the benefit of the parties and their respective legal representatives, heirs, devisees, legatees or other successors and assigns.

     11. No Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right to enforce the same; and no waiver by any party of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or as a breach of any other provision) of this Agreement.

     12. Governing Law. This Agreement shall be governed by, construed and enforced according to the laws of the State of Georgia, without giving effect to the conflict of law principles thereof.

     13. Captions. Captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.

     14. Counterparts. This Agreement may be executed by each party upon a separate copy, and in such case one counterpart of this Agreement consists of enough of such copies to reflect the signature of all of the parties. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it is not necessary in making proof of this Agreement or its terms to produce or account for more than one of such counterparts.

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     Duly executed and delivered by the parties as of the day and year first above written, effective as set forth above.

                                        FIRST FINANCIAL MANAGEMENT
                                        CORPORATION

Address for Notice:                     By: /s/ Stephen D. Kane
3 Corporate Square                          ---------------------------
Suite 700                               Name:   Stephen D. Kane
Atlanta, GA  30329                            -------------------------
Attn:  Legal Department                 Title:  Vice Chairman
Fax:  (404) 636-7632                           ------------------------



                                        C.I.S. TECHNOLOGIES, INC.

Address for Notice:                     By:    /s/ Phillip D. Kurtz
Suite 1900                                  ---------------------------
6100 South Yale                             Name:  Phillip D. Kurtz
Tulsa, OK  74136-1930                             ---------------------
Fax:  (918)  481-4205                       Title: Chairman and CEO
                                                   --------------------


                                            SHAREHOLDERS' AGENT


Address:                                    /s/ John A. Booth
2303 Gloria Ct                              ---------------------------
Pleasanton, CA  94588                           John A. Booth



                                            NAMED SHAREHOLDERS:


Address:                                    /s/ John Booth
2303 Gloria Ct                              ---------------------------
Pleasanton, CA  94588                           John Booth




Address:                                   /s/ Terry Brandt
                                           ----------------------------
                                               Terry Brandt*
- ---------------------
- ---------------------
- ---------------------

                                       53
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Address:                                   /s/ Louise Bridges
11374 Bloomington Wy                       ----------------------------
Dublio, CA  94568                              Louise Bridges*




Address:                                   /s/ Walter Ellenberger
                                           ----------------------------
                                               Walter Ellenberger*
- ---------------------
- ---------------------
- ---------------------



Address:                                   /s/ Mark Emkjer
172 Victory Circle                         ----------------------------
San Ramon, CA  94583                           Mark Emkjer*




Address:                                   /s/ Tobyann Faingold
245 Stillcreek Rd                          ----------------------------
Danville, CA  94506                            Tobyann Faingold*




Address:                                   /s/ Greg King
- ---------------------                      ----------------------------
- ---------------------                          Greg King
- ---------------------




Address:                                   /s/ John Murray
924 Lurline Dr.                            ----------------------------
Foster City, CA  94404                         John Murray




Address:                                   /s/ Robert J. Dendall
- ---------------------                      ----------------------------
- ---------------------                          Robert J. Dendall
- ---------------------




*/ Indicates Noteholder

                                       54